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                                                                  Exhibit 10.29

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              FOR COMPANY EMPLOYEES

                         UNDER THE MOLDFLOW CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:________________________________
No. of Option Shares:_____________________________
Option Exercise Price per Share:$USD___________________
Grant Date:______________________________
Grant Number:____________________________
Expiration Date:_________________________________

         Pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Moldflow Corporation (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the "Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

         1. VESTING SCHEDULE. No portion of this Stock Option may be exercised until such portion shall have vested. AdministratorThis Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated:

                       NUMBER OF
               OPTION SHARES EXERCISABLE                                    VESTING DATE

                 -------------------    (---%)                              ------------

                 -------------------    (---%)                              ------------

                --------------------    (---%)                              ------------

                --------------------    (---%)                              ------------

                --------------------    (---%)                              ------------


         Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

         2.       MANNER OF EXERCISE.

                  (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the

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Optionee for at least six months; (iii) by the Optionee delivering to the
Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

         The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

                  (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

                  (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

         3. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

                  (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.

                  (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability (as defined below), any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the twelve (12) month period provided in this Section 3(b) shall extend such period for another twelve (12) months from the date of death or until the Expiration Date, if earlier. The term "Disability" shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event of a dispute, the determination of Disability will be made by the Administrator (as defined in Section 2(a) of the Plan) in good faith and with the advice of a physician competent in the area to which such Disability relates.

                  (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause (as defined below), any Option held by the Optionee shall terminate immediately and be of no further force and effect. The term "Cause" shall mean a vote of the Board (as defined in the Plan) resolving that the Optionee should be dismissed as a result of: (i) the commission of any act by the Optionee constituting financial dishonesty against the Company (which act would be chargeable as a crime under applicable law); (ii) the Optionee's engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as


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determined in good faith by the Board, would (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom it does or might do business, or (B) expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Optionee to follow the directives of the Company's chief executive officer or Board; or (iv) any material misconduct, violation of the Company's policies, or willful and deliberate non-performance of duty by the Optionee in connection with the business affairs of the Company.

                  (d) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death, Disability or Cause, and unless otherwise determined by the Administrator, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

 The Administrator's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

         4. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

         5. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

         6. TAX WITHHOLDING. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

         7. MISCELLANEOUS.

                  (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

                  (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

                  (c) Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

                                    MOLDFLOW CORPORATION

                                By:
                                   ----------------------------------------
                                    Name:
                                    Title:

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
      ----------------------------           ----------------------------------
                                             Optionee's Signature

                                             Optionee's name and address:

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